UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 7, 2017

Date of Report (Date of earliest event reported)

EnerNOC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33471	87-0698303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 400, Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the closing of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), EnerNOC, Inc. (the “Company”) and Wells Fargo Bank, National Association (the “Trustee”) entered into a First Supplemental Indenture, dated as of August 7, 2017 (the “Supplemental Indenture”) to the Indenture, dated as of August 18, 2014 (the “Indenture”), between the Company and the Trustee, relating to the Company’s 2.25% Convertible Senior Notes due 2019 (the “Notes”).

The Supplemental Indenture provides that, at and after the effective time of the Merger, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into an amount in cash equal to the product of (i) $7.67 and (ii) the Conversion Rate (as defined in the Indenture) as of the date of the Supplemental Indenture.

The foregoing summary description of the Supplemental Indenture and certain terms of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is attached as Exhibit 4.1 hereto, and the full text of the Indenture, which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 18, 2014, each of which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On August 4, 2017, the Company terminated the Loan and Security Agreement between the Company and Silicon Valley Bank, dated August 11, 2014, as amended (the “Credit Agreement”). As of the date of termination, the Company had no outstanding borrowings and posted cash into restricted accounts to replace approximately $19 million of outstanding letters of credit under the Credit Agreement. In addition, the Company did not incur any early termination penalties in connection with the termination of the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 21, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Enel Green Power North America, Inc., a Delaware corporation (“Parent”), Pine Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”) and, solely for the purposes of Section 9.11 thereof, Enel S.p.A., an Italian joint-stock company and parent of Parent (“Guarantor”).

Pursuant to the Merger Agreement, on July 10, 2017, Purchaser commenced a tender offer to purchase all outstanding shares of the Company’s common stock, (the “Shares”) at a price of $7.67 per share, net to the seller in cash, without interest and subject to applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 10, 2017, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”).

On August 7, 2017, Parent announced that the offering period of the Offer had expired at one minute past 11:59 p.m., Eastern time, on August 4, 2017 and that as of such time, based on the information provided by the depositary for the Offer (the “Depositary”), 22,207,831 Shares (excluding Shares with respect to which Notices of Guaranteed Delivery were delivered but the Shares represented thereby were not yet delivered) had been validly tendered and not validly withdrawn prior to the expiration of the offering, representing approximately 70.8% of the outstanding Shares as of such time. Additionally, the Depositary advised Parent and Purchaser that Notices of Guaranteed Delivery had been delivered with respect to an additional 239,928 Shares, representing approximately 0.8% of the outstanding Shares as of such time.

The number of Shares validly tendered and not validly withdrawn pursuant to the Offer was sufficient to have satisfied the Minimum Condition (as defined in the Merger Agreement) of the Offer and to enable the Merger (as defined below) to occur under Delaware law without a vote of the Company’s stockholders. On August 7, 2017, Purchaser accepted for payment, and paid for, all Shares validly tendered and not validly withdrawn during the offering period (the “Offer Acceptance Time”).

On August 7, 2017 pursuant to the terms of the Merger Agreement and following the completion of the offering period,

Purchaser merged with and into the Company (the “Merger”) upon the filing on such date of a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), with the Company continuing as the surviving corporation and a direct wholly owned subsidiary of Parent. In the Merger, Shares not tendered and accepted for payment in the Offer (other than Shares owned by Parent, Purchaser or the Company or any of their respective subsidiaries or Shares held by stockholders who perfect their appraisal rights under Delaware law) were converted into the right to receive the same $7.67 per Share, net to the holder in cash, without interest and subject to applicable tax withholding, paid in the Offer (the “Merger Consideration”).

Each of the Company’s stock options (“Company Option”) that were outstanding and unexercised as of immediately prior to the Offer Acceptance Time accelerated and became fully vested and exercisable effective immediately prior to the Offer Acceptance Time. As of the Effective Time, each Company Option that was then outstanding and unexercised, whether vested or unvested, was cancelled and converted into the right to receive cash (without interest) in an amount equal to the product of (i) the total number of Shares subject to such fully vested Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per Share under such Company Option. No holder of a Company Option that had an exercise price per Share that was equal to or greater than the Merger Consideration was entitled to any payment with respect to such cancelled Company Option before or after the Effective Time.

Pursuant to the Merger Agreement, each restricted stock unit (“Company RSU”) that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive cash (without interest) in an amount equal to the product of (i) the total number of Shares issuable in settlement of such Company RSU immediately prior to the Effective Time (without regard to vesting) multiplied by (ii) the Merger Consideration.

Each of the Company’s Shares that was subject to forfeiture or repurchase by the Company (“Company Restricted Shares”) that was outstanding as of immediately prior to the Effective Time accelerated and became fully vested such that the Company’s right of forfeiture or repurchase, as applicable, lapsed in full effective immediately prior to the Effective Time. Each of the Company Restricted Shares was treated as an outstanding Share for purposes of the Merger Agreement, including for purposes of tendering pursuant to the Offer.

The total consideration to be paid is expected to be approximately $250 million, of which approximately $172 million has been paid by Purchaser in accordance with the terms of the Offer for Shares that were validly tendered and not validly withdrawn in the offering period. These amounts exclude fees and expenses related to the Offer and the Merger. Parent provided Purchaser with sufficient funds to purchase all Shares accepted for payment in the offering period of the Offer and all shares purchased in the Merger.

The foregoing description of the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 23, 2017 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on August 7, 2017, at the Company’s request, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of the Company’s common stock from NASDAQ. The Company’s common stock, which previously traded under the symbol “ENOC,” ceased to be traded on NASDAQ after the closing of trading on August 7, 2017. In addition, the Company intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting the Shares be deregistered and that the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be terminated.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below is incorporated herein by reference. At the Effective Time, holders of Shares immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01	Changes in Control of Registrant.

The disclosure contained in Item 2.01 above is incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and Parent, as the direct parent of Purchaser, acquired control of the Company. As of the Effective Time, the Company became a direct wholly owned subsidiary of Parent.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the Effective Time, on August 7, 2017, each of Kirk Arnold, James Baum, David Brewster, Arthur Coviello, TJ Glauthier, Gary Haroian and Timothy Healy resigned as directors of the Company and from any committees of the Company’s Board of Directors on which they then served. In addition, pursuant to the Merger Agreement and effective as of immediately after the Effective Time, on August 7, 2017, Gianfranco Butera, Rafael González, Stephen Pike and Michael I. Storch (collectively, the “Post-Closing Directors”) were appointed to the Board of Directors of the Company. Each of the Post-Closing Directors is a director of Purchaser. Biographical information for each of the Post-Closing Directors was previously furnished to the Company and its stockholders by Parent and Purchaser and is set forth in Schedule A to the Offer to Purchase filed by Parent and Purchaser with the SEC on July 10, 2017, as subsequently amended, which is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger, the certificate of incorporation of the Company was amended and restated, the text of which amendment and restatement is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Pursuant to the Merger, the bylaws of the Company were amended and restated, the text of which amendment and restatement is filed as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated as of June 21, 2017, by and among EnerNOC, Inc., Parent, Purchaser and Guarantor (incorporated by reference to Exhibit 2.1 to EnerNOC, Inc.’s Form 8-K (No. 001-33471) filed with the SEC on June 23, 2017).

3.1	Amended and Restated Certificate of Incorporation of EnerNOC, Inc.

3.2	Amended and Restated Bylaws of EnerNOC, Inc.

4.1	First Supplemental Indenture, dated as of August 7, 2017, by and between EnerNOC, Inc. and Wells Fargo Bank, National Association, as Trustee, to Indenture dated as of August 18, 2014 relating to 2.25% Convertible Senior Notes due 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerNOC, Inc.
Dated: August 7, 2017

	By:	/s/ William G. Sorenson
William G. Sorenson
Chief Financial Officer

Exhibit Index

Number	Description

2.1	Agreement and Plan of Merger, dated as of June 21, 2017, by and among EnerNOC, Inc., Parent, Purchaser and Guarantor (incorporated by reference to Exhibit 2.1 to EnerNOC, Inc.’s Form 8-K (No. 001-33471) filed with the SEC on June 23, 2017).

3.1	Amended and Restated Certificate of Incorporation of EnerNOC, Inc.

3.2	Amended and Restated Bylaws of EnerNOC, Inc.

4.1	First Supplemental Indenture, dated as of August 7, 2017, by and between EnerNOC, Inc. and Wells Fargo Bank, National Association, as Trustee, to Indenture dated as of August 18, 2014 relating to 2.25% Convertible Senior Notes due 2019.